EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bravo Resource Partners Ltd. (the “Company”) on Form 10-Q for the fiscal quarter ended October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 18, 2009.	/s/ Ernest E. Staggs Jr
Ernest E. Staggs Jr., Chief Executive Officer

/s/ Ernest E. Staggs Jr
Ernest E. Staggs Jr., Principal Financial Officer